SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K, on January 29, 2007, Primus Telecommunications Group, Incorporated (“Group”), and Primus Telecommunications Holding, Inc. (“Holding”), a wholly owned subsidiary of Group, were served with a complaint by certain of the purported holders of Holding’s 8% Senior Notes due 2014 (the “Plaintiffs”) seeking the relief described below before the Court. The complaint effectively sought declaratory and injunctive relief to prevent, set aside or declare illegal or fraudulent certain transfers of funds allegedly made by Holding to Group and injunctive relief to prevent certain payments or disbursements of funds by Group in respect of outstanding obligations of Group that are payable, including the $22.7 million payable by Group (the “February 2007 Payment Obligation”) in respect of Group’s outstanding 5 3/4 % Convertible Subordinated Debentures due February 15, 2007.

On February 14, 2007, the claim for injunctive relief sought by the Plaintiffs was denied by the United States District Court for the Southern District of New York (the “Court”) and on February 15, 2007, the February 2007 Payment Obligation was satisfied and paid.

On July 27, 2007, the remaining Plaintiffs filed with the Court their Notice of Dismissal, without prejudice, of all claims asserted against Group and Holding.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: July 30, 2007	By:	/s/ Tracy B. Lawson
Tracy B. Lawson
Vice President – Corporate Controller (Principal Accounting Officer)

3